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                                                                 EXHIBIT 10.26


                              SUPPLEMENTAL AGREEMENT


     This Supplemental Agreement is entered into as of June ___, 1999 by and between Mission West Properties, Inc., a Maryland corporation and successor to Mission West Properties, a California corporation (the "Company"), on the one hand, and Carl E. Berg and Clyde J. Berg (together, the "Bergs") on the other hand.

                                     RECITALS

     A. The Company, four limited partnerships of which the Company is general partner (the "Operating Partnerships") the Bergs, all other limited partners of the Operating Partnerships, and certain other individuals and entities have entered into one or more of the following agreements: (i) that certain Acquisition Agreement dated as of May 14, 1999, as amended as of July 1, 1998 (the "Acquisition Agreement"); (ii) that certain Berg Land Holdings Option Agreement, dated as of December 29, 1998 (the "Option Agreement"); and
(iii) that certain Exchange Rights Agreement dated as of December 29, 1998 (the "Exchange Agreement"). Capitalized terms not otherwise defined in this Supplemental Agreement will have the meanings assigned to them in the applicable agreement.

     B. The parties desire to amend each of the agreements as set forth in this Supplemental Agreement (i) to extend the Option Agreement to additional lands acquired by the Bergs subsequent to the date of the Option Agreement but in all other respects subject to the terms thereof; (ii) to provide that a committee of independent directors will determine the Company's election to use cash or shares of stock to acquire units of limited partnership interest tendered by the Bergs pursuant to the Exchange Agreement; and (iii) to extend the obligation of Carl E. Berg to refer to the Company certain opportunities to acquire office properties in addition to R&D and industrial properties.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. APPLICABILITY OF OPTION AGREEMENT. Each of the Bergs agrees to be bound by the terms and conditions of the Option Agreement as amended by this Supplemental Agreement as if he was an original signatory thereto.

     2. DEFINITION OF "BERG LAND HOLDINGS". Under the Option Agreement, the term "Berg Land Holdings" shall include the following:

          all land acquired after the date of this Agreement by Carl E. Berg or Clyde J. Berg, directly or indirectly, that has not been improved with completed buildings and which is zoned for, intended for, or appropriate for research and development, office and/or industrial development or use in the states of California, Oregon and Washington; together with all rights, privileges, easements and appurtenances pertaining to such land. Notwithstanding the foregoing, the Bergs will not be deemed to acquire land acquired by a publicly-traded company unless they collectively beneficially own at least twenty



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percent (20%) of the company's voting securities, and neither one of them is a senior executive officer.

     3. EXERCISE OF ELECTION TO DETERMINE EXCHANGE RIGHTS CONSIDERATION. All determinations regarding elections to be made by the Company pursuant to
Section 3.3 of the Exchange Agreement with respect to L.P. Units tendered by either of the Bergs pursuant to Section 2.1 of such Agreement shall constitute "interested party transactions" for purposes of Section 9.2(b) of the Acquisition Agreement, and, as such, shall be made by the Independent Directors Committee (as defined therein); except as otherwise permitted by said Section 9.2(b).

     4. CORPORATE OPPORTUNITIES. Section 9.2(a) of the Acquisition Agreement is amended to read in its entirety as follows:

          Carl E. Berg agrees not to directly or indirectly acquire or develop, or acquire an equity ownership interest in any entity that has an ownership interest in or an intent to acquire or develop, any improved or unimproved real property zoned for, intended for, or appropriate for research and development, office and/or industrial development or use (with the exception of investments in the securities of publicly-traded companies that do not represent more than 10% of the outstanding voting securities thereof) in the states of California, Oregon and Washington without first disclosing such investment opportunity to the Company and making such opportunity available to the Company, subject to the approval of the Independent Directors Committee. The foregoing obligation shall not apply to any acquisition, development or investment with respect to lands subject to the Berg Land Holdings Option Agreement, or the Projects subject to the Pending Projects Acquisition Agreement dated as of December 29, 1998 among the Company, the partnerships of which the Company is general partner (the "Operating Partnerships") and certain members of the Berg Group, or the Excluded Properties (as defined in the S-4 Registration Statement). The foregoing restriction shall remain in effect until the date on which both of the following conditions are satisfied: (a) no nominee of the Berg Group is a member of the Company's board of directors and (b) the Berg Group beneficially owns less than 25% of the outstanding Common Stock of the Company (including for these purposes all shares of Common Stock for which equity interests in the Operating Partnerships may be exchanged under the Exchange Agreement without regard to any ownership limitations set forth therein). The term "the Berg Group" means Carl E. Berg, Clyde J. Berg, the members of their immediate families and any entity which is an affiliate of either Carl E. Berg or Clyde J. Berg (excluding the Company and any Operating Partnership).

     5. BENEFICIAL OWNERSHIP. For purposes of applying the provisions of this Supplemental Agreement to the applicable agreement amended hereby, direct or indirect ownership of any real property, equity security or interest in any asset by the Bergs shall be determined with reference to the rules for determining beneficial ownership that are set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.


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     6.     CONSIDERATION.  The Company and the Bergs agree that this
Supplemental Agreement is entered into for their mutual benefit and that the covenants set forth herein are based upon adequate consideration.

     7. SURVIVAL AND EFFECTIVENESS. All provisions of each applicable agreement referred to herein that have not been amended hereby shall remain in full force and effect. All such provisions are deemed to survive this Supplemental Agreement and to be amended as provided hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement in counterparts, on the date(s) set forth below, effective as of the day and year first above written.

THE COMPANY
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MISSION WEST PROPERTIES, INC.


By: ________________________________

Its: _________________________________


CARL E. BERG                           CLYDE J. BERG
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_________________________________      _________________________________





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